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[LOGO]                       The Coastal Corporation
                                       and

               NationsBank of Texas, National Association, Trustee

                             ----------------------


                          SECOND SUPPLEMENTAL INDENTURE
                          Dated as of October 19, 1995
                                       to
                                    INDENTURE
                         Dated as of September 15, 1992




                             ----------------------




                                  $150,000,000
                  7.75% Senior Debentures due October 15, 2035






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     SECOND SUPPLEMENTAL INDENTURE, dated as of October 19, 1995, between The
Coastal Corporation, a Delaware corporation (the "Company"), and NationsBank of Texas, National Association, as Trustee (the "Trustee"), to the Indenture dated as of September 15, 1992 (the "Indenture"), between the Company and the Trustee.

     Pursuant to Section 9.01(6) of the Indenture, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Debentures (as defined below) to supplement the Indenture to establish the form and terms of a Series of Securities of the Company under the Indenture to be entitled the "7.75% Senior Debentures due October 15, 2035":


                                   ARTICLE ONE

                          FORM OF TERMS AND SECURITIES

     SECTION 1.01. Terms of Securities To Be Issued.

     (a) A Series of Securities, which shall be designated the "7.75% Senior Debentures due October 15, 2035" (the "Debentures"), shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the definitions, terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Second Supplemental Indenture.

     (b) The aggregate principal amount of Debentures which may be authenticated and delivered under this Second Supplemental Indenture shall not exceed $150,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.07, 2.08, 2.11 or 9.05 of the Indenture). The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 2.03 of the Indenture.

     (c) The Debentures shall mature on October 15, 2035.

     (d) The Debentures shall bear interest, and such interest shall be payable, as provided in Article Two hereof.

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     SECTION 1.02. Form of the Securities.

     The Debentures and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A annexed hereto. The terms and provisions contained in the Debentures shall constitute and are hereby expressly made a part of this Second Supplemental Indenture.

     SECTION 1.03. Securities Issuable in the Form of a Global Security.

     (a) The Debentures are to be issued initially in the form of one or more Global Debentures. Each such Global Debenture or Debentures (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Debentures to be represented by such Global Debenture or Debentures, (ii) shall be registered in the name of The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation (the "Depository") or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBENTURES REPRESENTED HEREBY, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR (II) BY A NOMINEE OF THE DEPOSITORY OR THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (b) Subject to the other provisions of this Section 1.03, a Global Debenture may be transferred, in whole but not in part and in the manner provided in Section 2.07 of the

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Indenture, only to another nominee of the Depository for such Global Debenture, or to a successor Depository for such Global Debenture selected or approved by the Company or to a nominee of such successor Depository.

     (c) (i) If at any time the Depository for a Global Debenture notifies the Company that it is unwilling or unable to continue as Depository for such Global Debenture or if at any time the Depository for the Global Debenture shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Debenture. If a successor Depository for such Global Debenture is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debentures in exchange for such Global Debenture, will authenticate and deliver individual Debentures of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture.

     (ii) If an Event of Default shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Debentures, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debentures in exchange for such Global Debenture, will authenticate and deliver individual Debentures of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture.

     (iii) The Company may at any time and in its sole discretion determine that the Debentures issued or issuable in the form of one or more Global Debentures shall no longer be represented by such Global Debenture or Debentures. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debentures in exchange in whole or in part for such Global Debenture, will authenticate and deliver individual Debentures of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Debenture in exchange for such Global Debenture.

     (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Debentures

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in definitive registered form in authorized denominations. Upon the exchange of a Global Debenture for individual Debentures, such Global Debenture shall be cancelled by the Trustee. Debentures issued in exchange for a Global Debenture pursuant to this Section 1.03 shall be registered in such names and in such authorized denominations as the Depository for such Global Debenture, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the persons in whose names such Debentures are so registered.


                                   ARTICLE TWO

                      PAYMENT OF INTEREST ON THE SECURITIES

      SECTION 2.01. Interest Rate and Interest Payment Dates.

     (a) The Debentures shall bear interest from their initial date of issuance or from the most recent Interest Payment Date (as hereinafter defined) to which interest had been paid or duly provided for and such interest shall be payable each April 15 and October 15 (each an "Interest Payment Date") to the person in whose name the Debenture is registered at the close of business on the regular record date (the "Regular Record Date") for any such Interest Payment Date, which shall be the last day of the month preceding the applicable Interest Payment Date (whether or not a Business Day).

      (b) The Debentures shall bear interest at the rate of 7.75% per annum.

     (c) The first Interest Payment Date on the Debentures shall be April 15, 1996.


                                  ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01. No Redemption Provisions.

      The Debentures are not redeemable by the Company prior to their maturity.

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                                  ARTICLE FOUR

                                  MISCELLANEOUS

      SECTION 4.01. Definitions.

     All the terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context of this Second Supplemental Indenture otherwise requires.

      SECTION 4.02. Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE AND THE DEBENTURES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      SECTION 4.03. Successors.

     All agreements of the Company in this Second Supplemental Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

      SECTION 4.04. Duplicate Originals.

     The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                           THE COASTAL CORPORATION


[SEAL]


Attest:                                    By:
        -------------------------------        ------------------------------
        Name:                                  Name:
        Title:                                 Title:



                                           NATIONSBANK OF TEXAS,
                                             NATIONAL ASSOCIATION

[SEAL]


Attest:                                    By:
        -------------------------------        ------------------------------
        Name:                                  Name:
        Title:                                 Title:

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                                       A-1

                                                                       EXHIBIT A


                           [Form of Face of Debenture]
CUSIP #:

                        [APPLICABLE TO GLOBAL DEBENTURE]

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBENTURES REPRESENTED HEREBY, THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR (II) BY A NOMINEE OF THE DEPOSITORY OR THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                             The Coastal Corporation
                              7.75%SENIOR DEBENTURE
                              DUE OCTOBER 15, 2035

Rate of Interest              Maturity Date               Original Issue Date
    7.75%                   October 15, 2035               October 19, 1995

No.

     The Coastal Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal sum of on the Maturity Date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on April 15 and October 15 of each year and at maturity (an "Interest Payment Date"), commencing on April 15, 1996. Interest will be

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                                             A-2

computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for any such Interest Payment Date, which shall be the last day of the month preceding the applicable Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Debenture is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Debentures not less than 15 days prior to such special record date. Payment of the principal of and interest on this Debenture will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest, other than interest due on the Maturity Date, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or any supplemental indenture thereto or be valid or obligatory for any purpose.

     In Witness Whereof, The Coastal Corporation has caused this instrument to be executed in its corporate name by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

[SEAL]

                                           THE COASTAL CORPORATION

Attest:                                    By:
        -------------------------------        ------------------------------
        Name:                                  Name:
        Title:                                 Title:

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                                       A-3


DATED:

                     Trustee's Certificate of Authentication

     This is one of the 7.75% Senior Debentures due October 15, 2035, referred to in the within-mentioned Indenture and is one of the Series designated in the within-mentioned Second Supplemental Indenture.


                                        NationsBank of Texas,
                                          National Association,
                                          as Trustee

                                       By:
                                             ---------------------------------
                                                    Authorized Signatory


                                  Reverse Side]

                             The Coastal Corporation
                             7.75% SENIOR DEBENTURE
                              DUE OCTOBER 15, 2035

     This Debenture is one of a duly authorized issue of Debentures of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) designated as its 7.75% Senior Debentures due October 15, 2035 (the "Debentures"), issued or to be issued pursuant to an Indenture, dated as of September 15, 1992 (the "Indenture"), between the Company and NationsBank of Texas, National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture); and under the Second Supplemental Indenture, dated as of October 19, 1995 (the "Second Supplemental Indenture") between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture, in the Second Supplemental Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. Reference is hereby made to the Indenture and all further supplemental indentures thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

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                                       A-4

     The Debentures are a Series of Securities issued or to be issued by the Company under the Indenture, and this Series is limited in aggregate principal amount to $150,000,000. The Indenture provides that the Securities of the Company referred to therein ("Securities"), including the Debentures, may be issued in one or more Series, which different Series may be issued in such aggregate principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions and/or supplemental indenture (if any) relating to the several Series.

     This Debenture may not be redeemed prior to its Maturity Date.

     If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Debentures), at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     The Indenture provides that no Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Securities of the applicable Series and the offer to the Trustee of indemnity satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on any Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

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                                       A-5

unconditional, to pay the principal of and interest on this Debenture at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register upon surrender of this Debenture for registration of transfer at the agency of the Company provided for that purpose duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Debenture duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Section 2.11 or 9.05 in which case such transfer taxes or similar governmental charges shall be paid by the Company).

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenturei be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Customary abbreviations may be used in the name of a Debenturei holder or any assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian) and U/G/M/A ( = Uniform Gifts to Minors
Act).

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                                       A-6

     The Company will furnish to any Debentureholder of record, upon written request, without charge, a copy of the Indenture and the Second Supplemental Indenture. Requests may be made to: The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, Attention: Corporate Secretary.

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                                       A-7
                                 ASSIGNMENT FORM

     If you the holder want to assign this Debenture, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Debenture to:
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                  (Print or type name, address and zip code and
                 social security or tax ID number of assignees)

and irrevocably appoint,------------------------------------------------------
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


Dated:                                 Signed:
       -------------------------------         -------------------------------
                                              (Sign exactly as name appears on
                                              the other side of this Debenture)


Signature Guarantee:
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     Notice: Signature(s) must be guaranteed by a member firm of the New York
Stock Exchange or a commercial bank or trust company.